SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) September 12,
 1995


                   Continental Waste Industries, Inc.
         (Exact name of registrant as specified in its charter)


   Delaware                       0-22602         11-2909502
 (State of or other             (Commission      IRS Employer
 jurisdiction of incorporation)   File Number)  Identification
                                                   Number)


  67 Walnut Avenue, Suite 103,   Clark, New Jersey   07066
   (Address of principal executive offices)        (Zip Code)


 Registrant's telephone number, including area code (908)396-
 0018


                     Not Applicable
 (Former name or former address, if changed since last report)

Item 5. Other Events.

     The Registrant and certain selling stockholders of the Registrant recently completed the sale of shares of the Registrant's common stock, par value $0.001 per share, pursuant to the Registrant's Registration Statements on Form SB-2 dated September 12, 1995 (Reg. No. 33-62589) and October 2, 1995
 (Reg. No. 33-99742). The public offering related to these registration statements (the "Offering") closed on Friday, October 6, 1995. The underwriters for the Offering subsequently exercised their option to purchase an additional 275,879 shares of the Registrant's common stock, solely to cover over-allotments, from the Registrant and certain selling stockholders of the Registrant, which transaction closed on October 17, 1995 (the "Over-allotment"). The Registrant realized proceeds from the Offering and the Overallotment totalling $30,642,424. The Registrant has used all of the proceeds from the Offering and the Over-allotment to reduce outstanding indebtedness under the Registrant's $45.0 million revolving credit facility with a bank syndicate led by LaSalle National Bank (the "Credit Facility"). This reduction provides the Registrant with renewed borrowing capacity under its Credit Facility for future acquisitions, capital expenditures and general corporate purposes.

     On October 5, 1995, the Registrant executed the Second Amendment to the Credit Agreement (the "Second Amendment") relating to the Credit Facility. The Second Amendment provides for, among other things, an increase in the amount of capital expenditures the Registrant is allowed to make in any fiscal year from $10 million to $16 million and an increase, subject to certain conditions, in the amount of consideration the Registrant is allowed to provide for acquisitions in the fiscal year ended December 31, 1995.


 Item 7.  Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)(1) This Current Report on Form 8-K contains the underwriting agreement, dated as of October 3, 1995 (the "Underwriting Agreement"), among the Registrant, certain shareholders of the Registrant, Raymond James & Associates, Inc., First Analysis Securities Corporation, NatWest Securities Limited and each of the underwriters named in Schedule I thereto (the "Underwriters"). The Underwriting Agreement relates to the sale of shares described in Item 5 of this Current Report on Form 8-K.

     (c)(2) This Current Report on Form 8-K contains the Second Amendment to Credit Agreement dated October 5, 1995 (the "Second Amendment"). The Second Amendment relates to the amendment to the Credit Facility described in Item 5 of this Current Report on Form 8-K.

                                EXHIBIT INDEX

 (1)     Underwriting Agreement.

 (10)    Second Amendment

                                SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
 Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         CONTINENTAL WASTE INDUSTRIES, INC.




                         By:  /s/  Carlos E. Aguero
                              Director, President and Chief
                              Executive Officer


 Dated:  October 27, 1995